UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2013

FOREST OIL CORPORATION (Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2013 the Compensation Committee of the Board of Directors (the “Committee”) of Forest Oil Corporation (“Forest”) determined to disburse, on January 16, 2014 (the "Disbursement Date"), all amounts held in participant accounts in the Forest Executive Deferred Compensation Plan (the “EDC Plan”) that would not have been disbursed in accordance with the terms of the EDC Plan prior to the Disbursement Date. The Committee previously adopted an amendment to terminate the EDC Plan as of December 18, 2012, which was disclosed in the Current Report on Form 8-K of Forest filed with the Securities and Exchange Commission on December 21, 2012. Such amendment provided that that all participant accounts must be liquidated and disbursed to the participants within 12 months following the first anniversary of the termination, in accordance with Section 409A of the Internal Revenue Code of 1986, as amended. As of December 9, 2013, the following named executive officers had the balances listed below in the EDC Plan:

Named Executive Officer	EDC Plan Balance

Victor A. Wind - Executive Vice President, Chief Financial Officer and Corporate Controller	$331,446.26

Cyrus D. Marter IV - Senior Vice President, General Counsel and Secretary	$319,256.80

Glen J. Mizenko - Former Senior Vice President, Mid-Continent Region	$1,457,575.11

Michael N. Kennedy - Former Executive Vice President and Chief Financial Officer	$525,864.37

The actual amounts to be disbursed to the participants, including the above-referenced named executive officer participants, will not be known until the Disbursement Date. Forest’s proxy statement for the 2014 annual shareholder meeting will include actual amounts disbursed to individuals identified as named executive officers therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)

December 12, 2013	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary